Exhibit 99.2
SEE Announces Expiration and Results
of Offer to Purchase 4.500% Senior Notes due 2023

CHARLOTTE, N.C., January 27, 2023—Sealed Air Corporation (“Sealed Air”) (NYSE: SEE) today announced that the previously announced cash tender offer (the “Tender Offer”) for any and all of its 4.500% senior notes due 2023 (the “Notes”) expired at 5:00 p.m. New York City time, on January 27, 2023 (the "Expiration Date"). According to information provided by Global Bondholder Services Corporation, the Depositary and Information Agent for the Tender Offer, €233,297,000 aggregate principal amount of the Notes, or 58.32% of the aggregate principal amount outstanding, were validly tendered at or prior to the expiration of the Tender Offer and not validly withdrawn. No Notes were tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase, dated January 17, 2023 (the “Offer to Purchase”). The Tender Offer was made pursuant to the Offer to Purchase and the related Notice of Guaranteed Delivery (together with the Offer to Purchase, the “Offer Documents”). The obligation of Sealed Air to accept the Notes tendered and to pay the consideration for the Notes is subject to satisfaction or waiver of certain conditions, which are more fully described in the Offer to Purchase. On February 1, 2023, which is the expected settlement date (the "Settlement Date") for the Tender Offer, Sealed Air expects to pay for all Notes that have been validly tendered and not validly withdrawn.
Holders of Notes accepted for purchase pursuant to the Tender Offer will receive the previously announced total consideration of €1,005.60 for each €1,000 principal amount of the Notes plus accrued and unpaid interest on Notes purchased up to, but not including, the Settlement Date. Sealed Air intends to satisfy and discharge any outstanding Notes that are not tendered in the Tender Offer upon the terms and conditions set forth in the indenture governing the Notes.
Sealed Air has retained Goldman Sachs & Co. LLC to act as exclusive Dealer Manager. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-5962 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at contact@gbsc-usa.com (email), 1-855-654-2014 (U.S. Toll Free), 1-212-430-3774 (Banks and Brokers).
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell with respect to any Notes nor is this announcement an offer to sell or a solicitation of an offer to purchase new debt securities. The Tender Offer was made solely pursuant to the Offer Documents, which set forth the complete terms and conditions of the Tender Offer. The Tender Offer is not being made to, nor will Sealed Air accept tenders of Notes from, holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
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About SEE

Sealed Air (NYSE: SEE) is in business to protect, solve critical packaging challenges, and make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food, fluids and liquids supply chain, enable e-commerce, and protect goods transported worldwide.
Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, SEE Automation™ solutions and prismiq™ smart packaging and digital printing.
SEE serves customers in 114 countries/territories.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations or cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, the expected consummation of the Liqui-Box Acquisition, Liqui-Box’s expected future operating results, expectations regarding the results of restructuring and other programs, expectations regarding the results of business strategies and transformations (including expected cost synergies following the Liqui-Box Acquisition), anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflict between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in Note 18 to our condensed consolidated financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022), regulatory actions and legal matters, and the other information referenced in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and as revised and updated by our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, as filed with the Securities and Exchange Commission, and as revised and updated by our Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Company Contacts
Investors
Brian Sullivan
brian.c.sullivan@sealedair.com
704.503.8841
Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742